Exhibit 99.1

Nortek Acquires Anthro Corporation
Transaction Enhances Ergonomic Product Portfolio and Market Presence

Providence, RI, January 21, 2015 - Nortek, Inc. (Nasdaq: NTK), a global diversified industrial company with leading brands and innovative air management and technology-driven products and solutions for residential and commercial applications, today announced it has acquired Anthro Corporation, a designer and manufacturer of technology furniture. Nortek funded the transaction using cash on hand and borrowings under its existing asset-based lending facility.
Based in Tualatin, Oregon, Anthro primarily produces charging carts and mobile workstations, including healthcare carts, as well as height adjustable sit/stand desks. Unaudited net sales of Anthro were approximately $38 million for 2014. This business will be reported under the Ergonomic and Productivity Solutions segment in Nortek’s financial statements.
“The addition of Anthro will enable our Ergonomics business to expand its product portfolio and improve its market presence both domestically and internationally,” said Nortek President and Chief Executive Officer Michael J. Clarke. “Anthro’s strong brand, product offerings and distribution into the education, healthcare and office markets are excellent complements to our existing business.”

“Our business has a long history of innovation and prides itself on delivering high-quality products and superior customer service,” said Pete Segar, group president of Nortek’s Ergonomic and Productivity Solutions segment. “Our collective product portfolio will meet the needs of more customers in our market segments, while we collaborate on developing new products leveraging our combined strengths in design, engineering, manufacturing and marketing. We welcome the Anthro team as we begin to share ideas, information and resources in an effort to enhance the performance of our overall business and bring it to the next level.”
About the Ergonomic and Productivity Solutions Segment
Nortek’s Ergonomic and Productivity Solutions segment manufactures and distributes a broad array of innovative products, many designed with ergonomic features including wall mounts, carts, arms, desk mounts, workstations, and stands that attach to or support a variety of devices such as notebook computers, tablets, and flat panel displays. Many of the segment’s display mount and mobility solutions offer unique sit-to-stand features that deliver health and productivity benefits in healthcare, education, corporate, hospitality and home environments. The primary brands of this segment are the Ergotron® and OmniMount® brand names.
About Nortek
Nortek* is a global, diversified industrial company whose many market-leading brands deliver broad capabilities and a wide array of innovative, technology-driven products and solutions for lifestyle improvement at home and at work. The Company's broad array of offerings includes ventilation products such as range hoods and bathroom fans, security and audio/video solutions, heating and cooling products, air management systems, and ergonomic and productivity solutions.
*As used herein, the term "Nortek" refers to Nortek, Inc., together with its subsidiaries, unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations, each of which manages its own affairs.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to Nortek’s acquisition of Anthro Corp. Generally, these statements can be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "intend," "may," "plan," "potential," "project," "should," “will,” or "would" and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on Nortek's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of certain raw materials (including, among others, steel, copper, packaging materials, plastics, resins, glass, wood and aluminum) and purchased components, freight costs, the level of domestic and foreign construction and remodeling activity affecting residential and commercial markets, interest rates, employment levels, inflation, foreign currency fluctuations, consumer spending levels, exposure to foreign economies, the rate of sales growth, prices, and product and warranty liability claims. Nortek undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the reports and filings of Nortek with the Securities and Exchange Commission including the description of "risk factors" set forth under 1A in our annual report on Form 10-K, as updated on subsequent quarterly reports on Form 10-Q.